AMENDED AND RESTATED BY-LAWS

OF

BANCPLUS CORPORATION

Article I

OFFICES
Section 1.
Principal Office. The principal office shall be located at Ridgeland, Madison County, Mississippi. The corporation may have such other offices as are allowable by the laws of the State of Mississippi and as the Board of Directors may designate or the business of the corporation may require from time to time.
Section 2.
Registered Office. The registered office of the corporation required by the Mississippi Business Corporation Act (the “MBCA”) to be maintained in the State of Mississippi may be, but need not be, identical with the principal office in the State of Mississippi, and the registered agent and the address of the registered office may be changed from time to time by the Board of Directors.
Article II

SEAL AND FISCAL YEAR
Section 1.
Seal. The seal of this corporation shall have inscribed on it the name of this corporation and the words "Corporate Seal - Mississippi".
Section 2.
Fiscal Year. The corporate year shall begin January 1 and end December 31 of each year.
Article III

SHAREHOLDERS' MEETINGS
Section 1.
Place of Meeting. Meetings of the shareholders shall be held at the principal office of the corporation, at any other place (within or without of the State of Mississippi), or solely by means of remote communication in the manner authorized by applicable law, as the Board of Directors may from time to time select. If authorized by the Board of Directors, shareholders not physically present at a shareholders' meeting may be deemed present, participate in, and vote at the meeting by means of remote communication, subject to any guidelines and procedures adopted by the Board of Directors. At any meeting in which shareholders can participate by means of remote communication, the corporation shall implement reasonable measures to:
(a)
verify that each person participating remotely is a shareholder; and
(b)
provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.
Section 2.
Annual Meeting. An annual meeting of the shareholders shall be held at such date, time and place as the Board of Directors shall determine each year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.
Section 3.
Special Meeting. Except as otherwise provided in the Articles of Incorporation or required by law, special meetings of the shareholders may be called at any time for any purpose or purposes only by the Chairman of the Board of Directors, the Chief Executive Officer of the corporation, or by a majority of the Board of Directors.
Section 4.
Notice of Meeting. A written or printed notice of each shareholders' meeting, stating the place, day and hour of the meeting, the means of remote communication (if any) by which the shareholders may be deemed to be present and to vote at and participate in such meeting, and in case of a special meeting, the purpose or purposes of the meeting, shall be delivered by the Secretary of the corporation or by the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. This notice shall be sent not less than ten (10) days nor more than sixty (60) days before the date named for the meeting to each shareholder by United States mail or by telegram, charges prepaid, to his address appearing on the books of the corporation. In the case of any special meeting of shareholders, no business other than that stated on the notice of such special meeting (or any amendment or supplement thereto) shall be transacted at the special meeting.
Section 5.
Waiver of Notice. A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders' meeting, either in person or by proxy, including by means of remote communication, if authorized by the Board of Directors, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.
Section 6.
Voting. Subject to the provisions of the law of the State of Mississippi and the terms of any one or more classes or series of preferred stock then outstanding, each holder of voting capital stock in this corporation shall be entitled at each shareholders' meeting to one vote for every share of stock standing in his name on the books of the corporation. Such votes may be cast in person or by proxy as provided in Section 7 of Article III of these By-Laws.
Section 7.
Proxies. A shareholder entitled to vote may vote in person, including by means of remote communications, or by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in the proxy.
Section 8.
Quorum. The presence, in person or by proxy, including by means of remote communication, of the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders. If less than a majority of the shares entitled to vote are represented at a meeting, the Chairman of the Board or a majority of the shares so represented may adjourn the meeting from time to time, without further notice if the new date, time and place for the meeting are announced at the meeting before adjournment, unless a new record date is fixed. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or law requires a greater number of affirmative votes.
Section 9.
Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 70 days and in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which the first notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.
Section 10.
Shareholders’ List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, after the record date for a meeting of shareholders is fixed, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours, beginning two business days after notice of the meeting is given and continuing through the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.
Section 11.
Informal Action by Shareholders. Any action that may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the shareholders entitled to vote on the action and shall be filed with the Secretary of the corporation. This consent shall have the same effect as a unanimous vote at a shareholders' meeting.
Section 12.
Presiding Officer and the Secretary. At every meeting of shareholders, the Chairman of the Board or the President, or if such officers shall not be present then the person appointed by one of them, shall preside. The Secretary or an assistant secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.
Section 13.
Notice of Shareholder Business and Nominations.
(a)
Annual Meetings of Shareholders.
(i)
Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the corporation who (x) was a shareholder of record at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in clauses (ii), (iii), and (iv) of this Section 13(a) as to such business or nomination. As described in these By-Laws, clause (B) and the procedures set forth in Section 13(a)(ii), (iii) and (iv) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of shareholders.
(ii)
Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to clause (B) of paragraph (a)(i) of this Section 13(a), the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and, in the case of business other than director nominations, such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if such public announcement of the date of such annual meeting is less than 100 days prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 13(a)(ii) or Section 13(b), the “Shareholder Notice”) must: (A) set forth, as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any of their respective affiliates, associates, or others acting in concert with them (referred to in this Section 13 as “Group Members”) (i) the name and address of such shareholder, as they appear on the corporation’s books, such beneficial owner and each of their respective Group Members, (ii) (a) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner, and any of their respective Group Members, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder, such beneficial owner or any of their respective Group Members, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (d) any short interest in any security of the corporation (for purposes of this By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the corporation owned by such shareholder, such beneficial owner or any of their respective Group Members that are separated or separable from the underlying shares of the corporation, (f) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or any of their Group Members is a general partner or, directly or indirectly, beneficially owns an interest in a general partnership, and (g) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or any of their respective Group Members is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) a representation and undertaking that the shareholder intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting, (iv) a representation that the shareholder, beneficial owner, or any of their respective Group Members intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether the shareholder, such beneficial owner, and their respective Group Members intend to solicit the holders of shares representing at least 67% of the voting power of the corporation’s stock); or otherwise solicit proxies from shareholders in support of such proposal or nomination, and (v) any other information relating to such shareholder, such beneficial owner, or their respective Group Members, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) if the Shareholder Notice relates to any business other than a nomination of a director(s), set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting and any material interest of such shareholder, such beneficial owner or any of their respective Group Members in such business and (iii) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and their respective Group Members and any other person(s) (including their names) in connection with the proposal of such business; (C) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder, such beneficial owner and their respective Group Members, on the one hand, and each proposed nominee and his or her respective affiliates, associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate, associate, or others acting in concert with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) with respect to each nominee for election or reelection to the Board of Directors, include (i) such person’s written consent (a) to being named as a nominee of such shareholder, (b) to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act, and (c) to serving as a director of the corporation if elected, and (ii) a completed and signed questionnaire, representation and agreement as required by Section 13(d) below. In no event may a shareholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by shareholders at the annual meeting.
(iii)
The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(iv)
In addition to the foregoing requirements in Section 13(a)(ii), to be timely, the Shareholder Notice, along with any additional information submitted to the corporation in connection therewith, must be further updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (B) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information must be received by the Secretary at the principal executive offices of the corporation (i) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (ii) in the case of any other update or supplement of any information, not later than seven days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than ten days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof).
(v)
Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if a shareholder provides notice pursuant to Rule 14a-19(b)

promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such shareholder, such shareholder shall deliver to the corporation, not later than seven days prior to the applicable meeting of shareholders, reasonable evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act. The failure to timely provide such update, supplement, evidence, or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the shareholder fails to comply with the requirements of Rule 14a-19 (including because the shareholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such shareholder shall be ineligible for election at the annual meeting, shall not be included on the corporation’s proxy card (if not already delivered to the corporation’s shareholders), and any votes or proxies in respect of such nomination shall be treated as abstentions, and such proxies shall be counted for the purposes of determining a quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in any Shareholder Notice, extend any applicable deadlines pursuant to these By-Laws or enable or be deemed to permit a shareholder who has previously submitted notice pursuant to these By-Laws to amend or update any nomination or to submit any new nomination.
(vi)
Notwithstanding anything in the second sentence of clause (ii) of this Section 13(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the immediately preceding year’s annual meeting, the Shareholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
(b)
Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 3 of Article III of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (i) was a shareholder of record at the time of giving of notice provided in this By-Laws and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Laws as to such nomination (with references in Sections 13(a)(ii)-(iv) to “annual meeting” deemed to mean “special meeting” for the purposes hereof). In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as applicable) for election to such position(s) as are specified in the corporation’s Notice of Meeting, if the Shareholder Notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 13(d) below) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for giving of the Shareholder Notice as described above.
(c)
General.
(i)
No person shall be eligible to be nominated by a shareholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 13. No business proposed by a shareholder shall be conducted at a shareholder meeting except in accordance with this Section 13. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as applicable, in accordance with the procedures set forth in this Section 13, and, if any proposed nomination or business is not in compliance with this Section 13, to declare that the defective nomination shall be disregarded or such business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business that may have been received by the corporation shall be treated by the corporation as abstentions and counted for purposes of determining a quorum.
(ii)
Notwithstanding anything to the contrary in this Section 13, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination shall be disregarded or such business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business that may have been received by the corporation are treated by the corporation as abstentions and counted for purposes of determining a quorum. For purposes of this Section 13, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(iii)
Without limiting this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 14a-19, with respect to the matters set forth in this By-Laws, it being understood that (A) any references in these By-Laws to the Exchange Act are not intended to, and shall not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 13; and (B) any compliance with clause (B) of Section 13(a)(i) and the procedures in Section 13(a)(ii), (iii) and (iv) in connection with an annual meeting and with Section 13(b) in connection with a special meeting are the exclusive means for a shareholder to make nominations or submit other business (other than as provided by Section 13(c)(iv)).

(iv)
Nothing in this Section 13 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.
(v)
For purposes of this By-Laws, “public announcement” shall mean disclosure in a press release reported by a national wire service or in a document filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and rules and regulations promulgated thereunder.
(d)
Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this By-Laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
Article IV

SHAREHOLDER ACTIONS
Section 1.
Designation of Venue. Unless the corporation consents in writing to the selection of an alternative forum, the Madison County Chancery Court of the State of Mississippi shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MBCA, or (iv) any action asserting a claim governed by the internal affairs doctrine. The foregoing exclusive forum provision of this Section IV.1 shall not apply to any action brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Section 2.
Notice. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this section of the corporation’s By-Laws.
Article V

THE BOARD OF DIRECTORS
Section 1.
Number and Qualification. The business and affairs of the corporation shall be managed by, or under the direction of, a Board of Directors of not less than three (3) nor more than twenty (20) directors, the number of each ensuing year to be determined by a majority of the entire Board of Directors of the corporation prior to the regular annual meeting. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of any incumbent director. Commencing at the 2025 Annual Meeting of Shareholders, no person shall be eligible to stand for election to the Board of Directors if he/she shall have attained the age of 78 years at the date of the scheduled annual meeting of shareholders where such director or nominee would otherwise stand for election. Any director attaining the age of 78 after date of election shall complete the remaining term.
Section 2.
Powers. All of the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by, a Board of Directors, except as may be otherwise provided by law or the Articles of Incorporation. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders.
Section 3.
Election of Directors; Term. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. From and after the date of these By-Laws, the term of the office of the director elected at the regulator annual meeting of shareholders shall be one year, and/or until their successors shall have been elected and qualified, as provided in the corporation’s Articles of Incorporation, as amended.
Section 4.
Vacancies. Subject to the provisions of the Articles of Incorporation and the terms of any one or more classes or series of preferred stock then outstanding, vacancies on the Board of Directors caused by an increase in the number of directors, a director’s removal, resignation, death or failure to qualify, as defined in Section 6 of Article V of these By-Laws, or any other cause, shall be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum, including by a sole remaining director. The person filling the vacancy shall serve as director until the next annual meeting of shareholders, or until a meeting of the shareholders held for the purpose of electing directors.
Section 5.
Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attending meetings of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Section 6.
Suspension or Removal. Subject to the provisions of the terms of any one or more classes or series of preferred stock then outstanding, at a meeting of shareholders called for that purpose, the entire Board of Directors or any individual director may be removed only for cause by the vote of a majority of the shares entitled to vote at an election of directors.
Section 7.
Resignation. Any director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board or the President or by giving written notice to the corporation. A director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.
Section 8.
Board Committees. By resolution the directors may designate from among its members committees of the Board, each of which shall have all the authority of the Board of Directors except as limited in such resolution and except as provided by law. Each committee shall have a chairman elected by the Board of Directors and a secretary elected from among itself who shall keep a record of the proceedings of each committee and the action of said committee. In case a secretary be not elected, the chairman of the committee shall keep such record. Each committee shall meet on the call of the chairman. The majority of the members of any of said committees shall constitute a quorum for the transaction of business by such committee.
Article VI

MEETINGS OF THE BOARD
Section 1.
Place of Meetings. The meetings of the Board of Directors may be held at the principal office of the corporation or subject to Section 2 of Article VI of these By-Laws, or at any time and place within or without of the State of Mississippi. The members of the Board of Directors may also participate in and hold any meeting by means of conference telephone or other means of communication by which all directors participating may simultaneously hear each other during the meeting, and all persons participating by such means shall be deemed present at such meeting.
Section 2.
Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place that meeting has been held, to elect officers and consider other business.
Section 3.
Regular Meetings. The Board of Directors shall hold regular meetings on such dates, times and locations as determined by a majority of the Board of Directors.
Section 4.
Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board of Directors or by a majority of the Board of Directors.
Section 5.
Notice of Meeting. Notice of the annual meeting and regular meetings of the Board of Directors need not be given. Written notice of each special meeting, setting forth the time and place of the meeting, shall be given to each director at least twenty-four (24) hours before the meeting. This notice may be given either personally, or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each director appearing on the books of the corporation, or by telephone or by means of electronic transmission.
Section 6.
Waiver of Notice. A director may waive in writing notice of a special meeting of the Board either before or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened and the director does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 7.
Quorum. Except as provided otherwise in the Articles of Incorporation or these By-Laws, (i) a majority of the number of directors that constitutes the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and (ii) if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors.
Section 8.
Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
Section 9.
Informal Action. If all the directors severally or collectively consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be valid as though it had been authorized at a meeting of the Board.
Section 10.
Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) his/her dissent or abstention to such action shall be entered in the minutes of the meeting, (ii) he/she objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting or (iii) he/she delivers written notice of his/her dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
Article VII

OFFICERS, AGENTS AND EMPLOYEES
Section 1.
Officers. The executive officers of the corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, President, and Secretary/Treasurer. Other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or appointed in a manner prescribed by the Board. Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Secretary. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these by-laws.
Section 2.
Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.
Section 3.
Salaries. The Board of Directors shall fix the salaries of the officers of the corporation. The salaries of other agents and employees of the corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.
Section 4.
Removal of Officers and Agents. An officer or agent of the corporation may be removed with or without cause by a majority vote of the Board of Directors whenever in their judgment the best interest of the corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 5.
Chairman of the Board: Powers and Duties. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors.
Section 6.
President: Powers and Duties. The President shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. The President shall preside at all meetings of the shareholders and directors and discharge the duties of a presiding officer, shall present at each annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe.
Section 7.
Secretary: Powers and Duties. The Secretary shall attend all meetings of the directors and the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of these meetings. He shall keep the corporate seal of the corporation and when directed by the Board of Directors, shall affix it to any instruments requiring it. He shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.
Section 8.
Treasurer: Powers and Duties. The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the corporation in a depository or depositories by the Board of Directors. He shall disburse the funds of the corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the corporation.

The Treasurer shall furnish a bond satisfactory to the Board of Directors, provided same is required by a resolution of the Board.

Section 9.
Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.
Article VIII

SHARE CERTIFICATES AND TRANSFER OF SHARES
Section 1.
Share Certificates. The shares of capital stock may be issued in certificated or book entry form, as determined by the Board of Directors. Such share certificate or written notice of book entry representing uncertificated shares shall be in a form approved by the Board of Directors and contain such information as required by Miss. Code Ann. §79-4-6.25(b) and (c). Each share certificate or written notice shall be signed by the President and the Secretary, or any two officers otherwise designated by the Board of Directors and may be stamped with the corporate seal or a facsimile or other electronic transmission thereof, as permitted by law. The signature of any officer may be a facsimile, PDF or other electronic transmission.
Section 2.
Registered Shareholders. The corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Mississippi, shall not be bound to recognize any equitable or other claim to or interest in the shares.
Section 3.
Transfer of Shares. Shares of the corporation shall only be transferred on its books (1) if certificate(s), upon the surrender to the corporation of the share certificate(s) duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, (2) if uncertificated, upon receipt of proper transfer instructions from the registered owner of the uncertificated shares or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered shares and certificates, if applicable, shall be cancelled, and issuance of new equivalent shares, either certificated or uncertificated, shall be made to the person entitled thereto, and the transaction recorded on the books of the corporation. Each written notice of stock issued by this corporation shall have typed thereon: "Transfer is subject to terms and provisions of By-Laws on file with the Secretary of this corporation."
Section 4.
Lost Certificates. The Board of Directors may direct a new certificate or written notice of book entry to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board, in its discretion, may as a condition precedent to issuing the new certificate or written notice of book entry, require the owner to give the corporation a bond as indemnity against any claim that may be made against the corporation on the certificate allegedly destroyed or lost.
Article IX

MISCELLANEOUS CORPORATE ACTS
Section 1.
Execution of Written Instruments. Contracts, deeds, documents, and instruments shall be executed by the Chief Executive Officer, President or the Vice President under the seal of the corporation affixed and attested by the Secretary unless the Board of Directors shall in a particular situation designate another procedure for their execution.

Section 2.
Signing of Checks and Notes. Checks, notes, drafts, and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.
Section 3.
Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 4.
Indemnification. No director shall be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take action, as a director, except as set forth in the Articles of Incorporation. The corporation shall, to the maximum extent and in the manner permitted by law and by the Articles of Incorporation, indemnify and hold harmless any director, officer, employee or agent of the corporation or any of its subsidiaries, or is or was serving as the request of the corporation or any of its subsidiaries as a director, officer, partner, fiduciary, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred by him in connection with the defense of any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, formal or informal (a “Proceeding”), in which he is made a party by reason of being or having been such director, officer, employee or agent including, without limiting the generality thereof, expenses for attorneys' fees, court costs, judgments, fines, penalties, amounts paid in settlement and other expenses of litigation. The corporation shall so indemnify and hold harmless any such director, officer, employee or agent, despite the fact that such person failed to meet the applicable standard of conduct set forth in the MBCA or Miss. Code Ann. § 81-5-105 (as amended) or would be disqualified for indemnification under the MBCA or Miss. Code Ann. § 81-5-105, because the director, officer, employee or agent was adjudged liable to the corporation for the reasons set forth in the Articles of Incorporation; provided a determination is made, in the manner prescribed in the Articles of Incorporation, that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. In accordance with the terms of the Articles of Incorporation and the manner prescribed therein, reasonable expenses (including legal fees) incurred by the director, officer, employee or agent in defending any Proceeding shall, upon request, be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such director, officer, employee or agent, to repay such amount if it shall ultimately be determined that the director, officer, employee or agent is not entitled to be indemnified by the corporation as authorized in this Section 4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. The provisions of this Section 4 shall not be deemed to preclude the indemnification of any person who is not specified in this Section 4 but whom the corporation has the power or obligation to indemnify under the provisions of applicable law or otherwise. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, serves or served at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify or advance expenses to such person under the provisions of this Article or under the provisions of MBCA.
Article X

AMENDMENTS

These By-Laws may be adopted, amended, altered or repealed by (i) the Board of Directors, a majority of those present voting on the question of the amendment, repeal or adoption of By-Laws being necessary to exercise that power, or (ii) the holders of two-thirds of the outstanding shares of common stock entitled to vote in the election of directors present and voting, whether in person or by proxy, at any meeting of the shareholders: provided, however, that notice of such proposed adoption, amendment, alteration or repeal is provided to the shareholders in accordance with Sections 4 and 13 of Article III of these By-laws.

Article XI

SEVERABILITY

If any provision or provisions of these By-Laws, as amended from time to time, shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these By-Laws, as amended from time to time, shall not in any way be affected or impaired thereby and to the fullest extent possible, the provisions of these By-Laws, as amended from time to time, shall be construed so as to permit the corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the corporation to the fullest extent authorized or permitted by law.